SOCIETE D’ENERGIE SOLAIRE SA

EMPLOYMENT CONTRACT

between
SES Société d’Energie Solaire SA, route de St-Julien 129, 1228 Plan-les-Ouates,

and

Mr Daniel ERNE, route de Loex 176, 1233 Bernex

1. Position :
- Managing Director
- Interim general manager

2. Duration of contract: from October 1, 2006 to July 31, 2007

3. Responsibilities :
-	Manage SES
-	Develop its sales / business figure and its margins
-	Satisfy any legal commitment for the company
-	Generate value for the shareholders
-	Reports to: the Board of Directors

4.	Place of work: SES

5.	Work week: minimum 40 hours/week according to the legal conditions in effect.

6.	Time schedule: free, time sheet by business to be filled out once per week (list of business activities defined with the general manager)

7.	Vacation: 5 weeks/year

8.	Insurances: Work-related and non-work related accidents and additional LAA ((Law governing labor/employment related accident insurance) by SES

9.	Pension fund: that of SES

10.	Compensation:

Base salary: 10,000 CHF/month gross, plus a 13th month, with deduction of the legal social benefits.

Additional bonus: to be decided by the SES board of directors within six months after the close of each fiscal year, according to the overall results of SES and the contribution of each to the good progress of business.

11.	Overtime: unpaid, but can be taken as time off following agreement with general management but SES shall have priority.

12.
 Direct expenses: Direct expenses (tied to a project or a client) or indirect expenses (authorized prospecting) shall be reimbursed the month following the monthly settlement with submittal of evidence.

13.	Duration of contract: 10 months, at the expiration of the contract, the Board of Directors of SES shall make a decision for a new assignment within the company

14.	Trial period: none

15.	Notice of breaking of contract or in case of financial layoff: 2 months by either party

16.	Confidentiality: required for all business and documents and towards outside relations

17.	Training: if the progress of the business permits or requires it, and according to needs, SES may absorb the cost of seminars and training that are given outside the company.

18.	Other conditions: Code of Swiss Obligations

Read and approved
Prepared in two copies in Plan les Ouates, on October 3, 2006

SES Société d’Energnie Solaire SA
Jean-Christophe Hadorn, President

/unsigned/

Daniel ERNE

/unsigned/